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                                                                     EXHIBIT 4.5

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                             ATRIUM COMPANIES, INC.,
                                   AS ISSUER,

                          THE GUARANTORS NAMED HEREIN,
                                 AS GUARANTORS,

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,
                                   AS TRUSTEE

                         ------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 25, 2000

                                     TO THE

                                    INDENTURE

                            DATED AS OF MAY 17, 1999

                         ------------------------------

                                  $175,000,000

              10 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES A 10 1/2% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B

================================================================================


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     FIRST SUPPLEMENTAL INDENTURE, dated as of October 25, 2000 (the "First
Supplement"), by and among ATRIUM COMPANIES, INC. (the "Company"), as Issuer, D AND W HOLDINGS, INC. (as surviving corporation of a merger with ATRIUM CORPORATION), a Delaware corporation ("D and W Holdings"), ATRIUM DOOR AND WINDOW COMPANY - WEST COAST, a Texas corporation, ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHEAST, a Connecticut corporation, ATRIUM DOOR AND WINDOW COMPANY OF NEW YORK, a Connecticut corporation, ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA, a Delaware corporation, ATRIUM DOOR AND WINDOW COMPANY OF NEW ENGLAND, a Connecticut corporation, DOOR HOLDINGS, INC., a Delaware corporation, R.G. DARBY COMPANY, INC., an Alabama corporation, R.G. DARBY COMPANY - SOUTH, a Delaware corporation, TOTAL TRIM, INC., an Alabama corporation, TOTAL TRIM, INC. - SOUTH, a Delaware corporation, WING INDUSTRIES HOLDINGS, INC., a Delaware corporation, WING INDUSTRIES, INC., a Texas corporation, HEAT, INC., a Delaware corporation, H.I.G. VINYL, INC., a Delaware corporation, THERMAL INDUSTRIES, INC., a Delaware corporation, BEST BUILT, INC., a Delaware corporation, CHAMPAGNE INDUSTRIES, INC., a Colorado corporation (collectively, the "Existing Guarantors"), VES, INC., a Delaware corporation doing business in North Carolina as ELLISON EXTRUSION SYSTEMS, INC. (the "Additional Guarantor", and together with the Existing Guarantors, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee").

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture, dated as of May 17, 1999 (the "Indenture"), by and among the Company, the Existing Guarantors and the Trustee (the "Indenture").

                                    RECITALS:

     WHEREAS, the Company and the Guarantors desire to amend the Indenture to
(i) evidence the succession, as a result of a merger, of D and W Holdings to Atrium Corporation, and the assumption by D and W Holdings of the covenants of a Guarantor under the Indenture and the Notes and (ii) add the Additional Guarantor as a Guarantor of the Company's obligations thereunder, pursuant to
Section 8.01(b) and 9.01(a) thereof, with respect to (i) above, and Section 9.01(e) and Section 12.04 thereof, with respect to (ii) above.

     NOW, THEREFORE:

     1. Pursuant to Section 8.01(b) and Section 9.01(a) of the Indenture, the parties hereby agree that D and W Holdings shall, effective as of the date hereof, succeed to, and be substituted for, and may exercise every right and power of, Atrium Corporation, as a Guarantor under the Indenture, the Notes, the Guarantee of Atrium Corporation and the Registration Rights Agreement with the same effect as if D and W Holdings had been named as Atrium Corporation in the Indenture, the Notes, the Guarantee of Atrium Corporation and the Registration Rights Agreement and D and W

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Holdings hereby agrees (i) to be subject to the provisions of the Indenture as a
Guarantor by virtue of the execution of this First Supplement and (ii) to assume all the obligations of Atrium Corporation under its Guarantee and the performance and observance of the covenants of Atrium Corporation as a Guarantor under the Indenture, the Notes and the Registration Rights Agreement.

     2. Pursuant to Section 9.01(e) and Section 12.04 of the Indenture, the parties hereby agree to add, effective as of the date hereof, the Additional Guarantor as a Guarantor under the Indenture and the Additional Guarantor agrees to be subject to the provisions of the Indenture as Guarantor by virtue of the execution of this First Supplement and hereby agrees that the defined term "Guarantor" contained in Section 1.01 of the Indenture shall be deemed amended to include the Additional Guarantor. The Additional Guarantor shall execute and deliver to the Trustee contemporaneously herewith, for the equal and ratable benefit of the Holders of the Notes, its Guarantee in the form as attached as Exhibit D to the Indenture.

     3. Nothing contained herein shall be deemed or construed to relieve any party to the Indenture of its obligations thereunder as in effect immediately prior to the effectiveness of this First Supplement or to impair any of such obligations in any way and, except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect and each of the parties hereto hereby confirms all the terms and provisions of the Indenture as amended hereby.

     4. This First Supplement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     5. This First Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflict of laws thereunder.

     6. The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.


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     IN WITNESS WHEREOF, the parties have caused this First Supplement to the
Indenture to be duly executed and attested as of the date and year first written above.

                                ATRIUM COMPANIES, INC.
                                D AND W HOLDINGS, INC.
                                (as Surviving Corporation of Merger with
                                ATRIUM CORPORATION)



                                   By:
                                      ---------------------------------------
                                      Name: Jeff L. Hull
                                      Title: President


                            [SIGNATURE PAGE FOLLOWS]

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                              ATRIUM DOOR AND WINDOW COMPANY - WEST COAST
                              ATRIUM DOOR AND WINDOW COMPANY OF THE NORTHEAST ATRIUM DOOR AND WINDOW COMPANY OF NEW YORK ATRIUM DOOR AND WINDOW COMPANY OF ARIZONA ATRIUM DOOR AND WINDOW COMPANY OF NEW ENGLAND DOOR HOLDINGS, INC.
                              R.G. DARBY COMPANY, INC.
                              R.G. DARBY COMPANY - SOUTH
                              TOTAL TRIM, INC.
                              TOTAL TRIM, INC. - SOUTH
                              WING INDUSTRIES HOLDINGS, INC.
                              WING INDUSTRIES, INC.
                              HEAT, INC.
                              H.I.G. VINYL, INC.
                              THERMAL INDUSTRIES, INC.
                              BEST BUILT, INC.
                              CHAMPAGNE INDUSTRIES, INC.
                              VES, INC. (doing business in North Carolina as ELLISON EXTRUSION SYSTEMS, INC.)


                              By:
                                  ---------------------------------------------
                                  Name: Jeff L. Hull
                                  Title: Executive Vice President

                            [SIGNATURE PAGE FOLLOWS]

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                               STATE STREET BANK AND TRUST COMPANY, as Trustee


                               By:
                                   --------------------------------------------
                                   Name:
                                   Title: